AGREEMENT

         This AGREEMENT (this "Agreement") is made and entered into this 20th day of June, 2006, by and between Coating Systems Laboratories, Inc., an Arizona corporation with offices at 211 East Chilton Drive, Chandler, Arizona 85225 ("CSL") and Electric Aquagenics Unlimited, inc., a Delaware corporation with offices at 1464 West 40 South, Suite 100, Lindon, Utah 84042 ("EAU").

                                 R E C I T A L S

         WHEREAS, on or about February 16, 2005 the parties entered into a License and Distribution Agreement (the "License and Distribution Agreement") whereby EAU agreed to act as an exclusive authorized distributor of CSL with respect to certain products developed, produced or manufactured by CSL (the "Distribution Products"); and

         WHEREAS, on or about August 16, 2005 the parties entered into a Joint Venture Agreement (the "Joint Venture Agreement") pursuant to which they agreed to jointly form and operate a limited liability company for the purpose of developing, producing, manufacturing and selling certain products including the products covered by the License and Distribution Agreement (the "Joint Venture Products"); and

         WHEREAS, effective June 15, 2006 the parties terminated the License and Distribution Agreement, the Joint Venture Agreement and any other agreement or understanding entered into in connection with the License and Distribution Agreement or the Joint Venture Agreement; and

         WHEREAS, subject to the completion of satisfactory testing on the CSL Products as defined in Exhibit A, by a third party acceptable to EAU within 60 days of the signing of this Agreement, the parties desire to enter into an exclusive arrangement within a certain territory, to be mutually agreed upon by both parties, whereby EAU may purchase the CSL Products, as defined in Exhibit A, at a fixed price as referenced on the Exhibit A to this agreement. EAU agrees that prices may increase due to cost of goods and CSL will give 30 days written notice of any such price increase:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Future Sales of CSL Products. Notwithstanding the termination of the License and Distribution Agreement and the Joint Venture Agreement, the parties

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agree that in the event that testing of the CSL Products as defined in Exhibit A by the above mentioned independent third party selected by EAU shows the efficacy of the products to a level reasonably acceptable to EAU, the results of all testing to be shared with CSL on a timely basis, the parties shall enter into a legally binding agreement whereby EAU will have the exclusive rights to purchase the CSL Products referenced on the attached Exhibit A to this agreement within a certain territory to be mutually agreed upon by both parties.

         2. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by all other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         3. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            COATING SYSTEMS LABORATORIES, INC.
                                            An Arizona corporation


                                            By: /s/ William R. Peterson
                                               ---------------------------------
                                               William R. Peterson
                                               President


                                            ELECTRIC AQUAGENICS UNLIMITED, INC.
                                            A Delaware corporation


                                            By: /s/ Jay S. Potter
                                               ---------------------------------
                                               Jay S. Potter
                                               Interim Chief Executive Officer

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                                    EXHIBIT A


                      CSL PRODUCTS DESCRIPTION AND PRICING


         PRODUCT DESCRIPTION                                  PRICE*

         ANTIMICROBIAL HAND SANATIZER                         $15.75/GAL
                                                              (18% ALCOHOL)
         U.S. PATENT NO. 6,613,755 B2
         CONTAINING 5-18% ALCOHOL AND 1% QUAT

         ANTIMICROBIAL HAND SANATIZER                         $26.16/GAL
                                                              (60% ALCOHOL)
         U.S. PATENT NO. 6,613,755 B2
         CONTAINING 50-70% ALCOHOL AND 1% QUAT



         *Drum Quantities